                                                                      EXHIBIT 15

                   RULE 12b-1 DISTRIBUTION PLAN AND AGREEMENT

                               INTRUST FUNDS TRUST
                                3435 Stelzer Road
                              Columbus, Ohio 43219






November 25, 1996



BISYS Fund Services
3435 Stelzer Road
Columbus, Ohio 43219

Dear Sirs or Madams:

          This will confirm the agreement between INTRUST FUNDS Trust (the "Trust") and BISYS Fund Services (the "Distributor") as follows:

    1. Definitions. (a) The Trust is an open-end management investment company organized under the laws of the State of Delaware. The Trust is registered under the Investment Company Act of 1940, as amended (the "Act"). The Trust's shares of beneficial interest may be classified into series in which each series represents the entire undivided interests of a separate portfolio of assets. Each series may be divided into multiple classes. For all purposes of this Agreement and Plan, a "Fund" shall mean a separate portfolio of assets of the Trust which has entered into a Rule 12b-1 Distribution Plan and Agreement Supplement, and a "Series" shall mean the series of shares of beneficial interest representing undivided interests in a Fund. All references herein to this Agreement and Plan shall be deemed to be references to this Agreement and Plan as it may from time to time be supplemented by Rule 12b-1 Distribution
Plan and Agreement Supplements.

          As permitted by Rule 12b-1 (the "Rule") under the Act, the Trust has adopted a Distribution Plan and Agreement (the "Plan") for each Fund pursuant to which the Trust may make certain payments to the Distributor for direct and indirect expenses incurred in connection with the distribution of shares of the Funds. The Trust's Board of Trustees has determined that there is a reasonable likelihood that the Plan, if implemented, will benefit each Fund and its shareholders.
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    2. Adoption of Plan. The Trust hereby adopts this Plan, and the parties hereto enter into this Plan, on the terms and conditions specified herein.

    3. Distribution-Related Fee. (a) The trust shall pay the Distributor on the first business day of each month in such an amount as the Distributor may have requested for distribution activities, provided that each such payment shall not exceed an annual rate of 0.25% of the average daily value of a Fund's net assets (as determined on each business day at the time set forth in the Trust's currently effective prospectus for determining net asset value per share) during the preceding month in which the Plan is implemented.

          (b) For purposes of calculating the maximum of each such monthly fee, the value of a Fund's net assets shall be computed in the manner specified in the Trust's Declaration of Trust, dated January 26, 1996, and in the Trust's Prospectus or Prospectuses. All expenses incurred by the Trust hereunder shall be charged against such Fund's assets. For purposes of this Plan, a "business day" is any day the New York Stock Exchange is open for trading.

    4. Purposes of Payments. (a) The Distributor must use all amounts received under the Plan for (i) advertising by radio, television, newspapers, magazines, brochures, sales literature, direct mail or any other form of advertising, (ii) expenses of sales employees or agents of the Distributor, including salary, commissions, travel and related expenses, (iii) payments to broker-dealers and financial institutions in connection with the distribution of shares, including promotional incentives and fees calculated with reference to the average daily net asset value of shares held by shareholders who have a broderage or other service relationship with the broker-dealer or other institution receiving such fees, (iv) costs of printing prospectuses, statements of additional information and other materials to be given or sent to prospective investors, (v) such other similar services as the Trustees determine to be reasonably calculated to result in the sale of shares of the Funds, (vi) costs of shareholder servicing which may be incurred by broker-dealers, banks or other financial institutions, and
(vii) other direct and indirect distribution-related expenses, including the provision of services with respect to maintaining the assets of the Funds.

          (b) The services rendered by the Distributor hereunder are in addition to the distribution and administrative services reasonably necessary for the operation of the Trust and the Fund pursuant to the Master Administrative Services Contract between the Trust and BISYS Fund Services and the Master Distribution Contract between the Trust and the Distributor, other than those services which are to be provided by the investment adviser pursuant to the Master Investment Advisory Agreement between the Trust and INTRUST Bank, N.A.

    5. Related Agreements. All other agreements relating to the implementation of this Plan (the "related agreements") shall be in writing, and such related agreements shall be subject to termination, without penalty, on not more than sixty days' written notice to any other party to the agreement, in accordance with the provisions of clauses (a) and (b) of paragraph 9 hereof.
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    6. Approvals by Trustees and Shareholders. This Plan shall become effective upon approval by (a) a majority of the Board of Trustees of the Trust for each Fund, including a majority of the Trustees who are not "interested persons" (as defined in the Act) of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any related agreements (the "Plan Trustees"), pursuant to a vote cast in person at a meeting called for the purpose of voting on the Plan, and (b) the holders of a majority of the outstanding securities of a Fund (as defined in the Act). Related agreements shall be subject to approval by the Trustees in the manner provided in clause
(a) of the preceding sentence.

    7. Duration and Annual Approval by Trustees. This Plan and any related agreements shall continue in effect for a period of more than one year from the date of their adoption or execution, provided such continuances are approved annually by a majority of the Board of Trustees, including a majority of the Plan Trustees, pursuant to a vote east in person at a meeting called for the purpose of voting on the continuance of this Plan or any related agreement.

    8. Amendments. This Plan may be amended at any time with the approval of a majority of the Board of Trustees, provided that (a) any material amendment of this Plan must be approved by the Trustees in accordance with procedures set forth in paragraph 7 hereof, and (b) any amendment to increase materially the amount to be expended by the Fund pursuant to this Plan must also be approved by the vote of the holders of a majority of the outstanding voting securities of the Fund (as defined in the Act), provided that no approval shall be required in respect of a Rule 12b-1 Distribution Plan and Agreement Supplement entered into to add a Fund to those covered by this Plan (or to amend or terminate such supplement) by the holders of the outstanding voting securities of any Series other than that of such Fund.

    9. Termination. This Plan may be terminated at any time, without the payment of any penalty, by (a) the vote of a majority of the Plan Trustees or (b) the vote of the holders of a majority of the outstanding voting securities of a Fund (as defined in the Act). If this Plan is terminated with respect to any Fund, it shall nonetheless remain in effect with respect to any remaining Funds.

    10. Selection and Nomination of Trustees. While this Plan is in effect, the selection and nomination of the Trustees who are not "interested persons" of the Trust (as defined in the Act) shall be committed to the discretion of the Trustees then in office who are not "interested persons" of the Trust.

    11. Effect of Assignment. To the extent that this Plan constitutes a plan of distribution adopted pursuant to the Rule, it shall remain in effect as such so as to authorize the use of the Fund's assets in the amounts and for the purposes set forth herein, notwithstanding the occurrence of an assignment (as defined in the Act). To the extent this Plan concurrently constitutes an agreement relating to implementation of the plan of distribution, it shall terminate automatically in the event of its assignment, and the Trust may continue to make payments pursuant to this Plan only (a) upon the approval of the Board of Trustees in accordance with the
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procedures set forth in paragraph 7 hereof, and (b) if the obligations of the
Distributor under this Plan are to be performed by any organization other than the Distributor, upon such organization's adoption and assumption in writing of all provisions of this Plan as party hereto.

    12. Quarterly Reports to Trustees. The Distributor shall prepare and furnish to the Board of Trustees, at least quarterly, a written report setting forth all amounts expended pursuant to this Plan and any related agreements and the purposes for which such expenditures were made. The written report shall include a detailed description of the continuing services provided by broker-dealers and other financial intermediaries pursuant to paragraph 4 of this Plan.

    13. Preservation of Records. The Trust shall preserve copies of this Plan, any related agreements and any reports made pursuant to this Plan for a period of not less than six years from the date of this Plan or any such related agreement or report. For the first two years, copies of such documents shall be preserved in an easily accessible place.

    14. Limitations on Liability of Distributor. The Distributor shall give the Trust the benefit of the Sponsor's best judgment and efforts in rendering services under this Plan. As an inducement to the Distributor's undertaking to render these services, the Trust agrees that the Distributor shall not be liable under this Plan for any mistake in judgment or in any other event whatsoever except for lack of good faith, provided that nothing in this Plan shall be deemed to protect or purport to protect the Distributor against any liability to the Trust or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Distributor's duties under this Plan or by reason of the Distributor's reckless disregard of its obligations and duties hereunder.

    15. Other Distribution-Related Expenditures. Nothing in this Plan shall operate or be construed to limit the extent to which the Distributor or any other person other than the Trust may incur costs and pay expenses associated with the distribution of Fund shares.

    16. Miscellaneous. The Trust's Certificate of Trust, dated as of January 26, 1996, as amended, is on file with the Secretary of State of the State of Delaware. The obligations of the Trust are not personally binding upon, nor shall resort be had to the private property of, any of the Trustees, shareholders, officers, employees or agents of the Trust, but only the Trust's property shall be bound.
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    IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and on its behalf by its duly authorized representative as of the date first above written.


                                       Very truly yours,

                                       INTRUST FUNDS TRUST


                                       By:
                                          Title:



                                       BISYS FUND SERVICES


                                       By:
                                          Title:
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                           KANSAS TAX EXEMPT BOND FUND
                         A Series of INTRUST FUNDS Trust

                                3435 Stelzer Road
                              Columbus, Ohio 43219





November 25, 1996



BISYS Funds Services
3435 Stelzer Road
Columbus, Ohio 43219

              Rule 12b-1 Distribution Plan and Agreement Supplement


Dear Sirs or Madams:

   This will confirm the agreement between INTRUST FUNDS Trust (the "Trust") and BISYS Funds Services (the "Distributor") as follows:

   The Kansas Tax Exempt Bond Fund (the "Fund") is a series portfolio of the Trust which has been organized as a business trust under the laws of the State of Delaware and is an open-end management investment company. The Trust and the Distributor have entered into a Rule 12b-1 Distribution Plan and Agreement, dated November 25, 1996 (as from time to time amended and supplemented, the "Master Agreement"), pursuant to which the Distributor has agreed to pay broker-dealers and other financial intermediaries for rendering certain distribution related services, as more fully set forth therein. Certain capitalized terms used without definition in this Supplement have the meaning specified in the Master Agreement.

   The Trust agrees with the Sponsor as follows:

         Adoption of Master Agreement. The Master Agreement is hereby adopted for the Fund. The Fund shall be one of the "Funds" referral to in the Master Agreement; and its shares shall be a "Series" of shares as referred to therein.

         Payment of Fees. Payments pursuant to the Master Agreement and this Supplement are paid in accordance with paragraph 3 of the Master Agreement and at an annual rate not in excess of 0.25% of the average daily value of the net assets of Kansas Tax Exempt Bond Fund.
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   If the foregoing correctly sets forth the agreement between the Trust and the
Distributor, please so indicate by signing and returning to the Trust the enclosed copy hereof.


                                       Very truly yours,

          KANSAS TAX EXEMPT BOND FUND, a Series of INTRUST FUNDS Trust


                              By:
                                       Title:


The foregoing Plan and
Agreement is hereby agreed
to as of the date hereof:

BISYS FUND SERVICES


By:
       Title:
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                         CASH RESERVE MONEY MARKET FUND
                         A Series of INTRUST FUNDS Trust

                                3435 Stelzer Road
                              Columbus, Ohio 43219





November 25, 1996



BISYS Funds Services
3435 Stelzer Road
Columbus, Ohio 43219

              Rule 12b-1 Distribution Plan and Agreement Supplement


Dear Sirs or Madams:

   This will confirm the agreement between INTRUST FUNDS Trust (the "Trust") and BISYS Funds Services (the "Distributor") as follows:

   The Cash Reserve Money Market Fund (the "Fund") is a series portfolio of the Trust which has been organized as a business trust under the laws of the State of Delaware and is an open-end management investment company. The Trust and the Distributor have entered into a Rule 12b-1 Distribution Plan and Agreement, dated November 25, 1996 (as from time to time amended and supplemented, the "Master Agreement"), pursuant to which the Distributor has agreed to pay broker-dealers and other financial intermediaries for rendering certain distribution related services, as more fully set forth therein. Certain capitalized terms used without definition in this Supplement have the meaning specified in the Master Agreement.

   The Trust agrees with the Sponsor as follows:

       Adoption of Master Agreement. The Master Agreement is hereby adopted for the Fund. The Fund shall be one of the "Funds" referral to in the Master Agreement; and its shares shall be a "Series" of shares as referred to therein.

       Payment of Fees. Payments pursuant to the Master Agreement and this Supplement are paid in accordance with paragraph 3 of the Master Agreement and at an annual rate not in excess of 0.25% of the average daily value of the net assets of Cash Reserve Money Market Fund.
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   If the foregoing correctly sets forth the agreement between the Trust and the
Distributor, please so indicate by signing and returning to the Trust the enclosed copy hereof.


                                       Very truly yours,

         CASH RESERVE MONEY MARKET FUND, a Series of INTRUST FUNDS Trust


                                       By:
                                          Title:


The foregoing Plan and
Agreement is hereby agreed
to as of the date hereof:

BISYS FUND SERVICES


By:
      Title:

                          SHORT TERM HIGH QUALITY FUND
                         A Series of INTRUST FUNDS Trust

                                3435 Stelzer Road
                              Columbus, Ohio 43219





November 25, 1996



BISYS Funds Services
3435 Stelzer Road
Columbus, Ohio 43219

              Rule 12b-1 Distribution Plan and Agreement Supplement


Dear Sirs or Madams:

   This will confirm the agreement between INTRUST FUNDS Trust (the "Trust") and BISYS Funds Services (the "Distributor") as follows:

   The Short Term High Quality Fund (the "Fund") is a series portfolio of the Trust which has been organized as a business trust under the laws of the State of Delaware and is an open-end management investment company. The Trust and the Distributor have entered into a Rule 12b-1 Distribution Plan and Agreement, dated November 25, 1996 (as from time to time amended and supplemented, the "Master Agreement"), pursuant to which the Distributor has agreed to pay broker-dealers and other financial intermediaries for rendering certain distribution related services, as more fully set forth therein. Certain capitalized terms used without definition in this Supplement have the meaning specified in the Master Agreement.

   The Trust agrees with the Sponsor as follows:

         Adoption of Master Agreement. The Master Agreement is hereby adopted for the Fund. The Fund shall be one of the "Funds" referral to in the Master Agreement; and its shares shall be a "Series" of shares as referred to therein.

         Payment of Fees. Payments pursuant to the Master Agreement and this Supplement are paid in accordance with paragraph 3 of the Master Agreement and at an annual rate not in excess of 0.25% of the average daily value of the net assets of Short Term High Quality Fund.
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   If the foregoing correctly sets forth the agreement between the Trust and the
Distributor, please so indicate by signing and returning to the Trust the enclosed copy hereof.


                                       Very truly yours,

          SHORT TERM HIGH QUALITY FUND, a Series of INTRUST FUNDS Trust


                              By:
                                       Title:


The foregoing Plan and
Agreement is hereby agreed
to as of the date hereof:

BISYS FUND SERVICES


By:
       Title:

                          INTERMEDIATE BOND INCOME FUND
                         A Series of INTRUST FUNDS Trust

                                3435 Stelzer Road
                              Columbus, Ohio 43219





November 25, 1996



BISYS Funds Services
3435 Stelzer Road
Columbus, Ohio 43219

              Rule 12b-1 Distribution Plan and Agreement Supplement


Dear Sirs or Madams:

   This will confirm the agreement between INTRUST FUNDS Trust (the "Trust") and BISYS Funds Services (the "Distributor") as follows:

   The Intermediate Bond Income Fund (the "Fund") is a series portfolio of the Trust which has been organized as a business trust under the laws of the State of Delaware and is an open-end management investment company. The Trust and the Distributor have entered into a Rule 12b-1 Distribution Plan and Agreement, dated November 25, 1996 (as from time to time amended and supplemented, the "Master Agreement"), pursuant to which the Distributor has agreed to pay broker-dealers and other financial intermediaries for rendering certain distribution related services, as more fully set forth therein. Certain capitalized terms used without definition in this Supplement have the meaning specified in the Master Agreement.

   The Trust agrees with the Sponsor as follows:

       Adoption of Master Agreement. The Master Agreement is hereby adopted for the Fund. The Fund shall be one of the "Funds" referral to in the Master Agreement; and its shares shall be a "Series" of shares as referred to therein.

       Payment of Fees. Payments pursuant to the Master Agreement and this Supplement are paid in accordance with paragraph 3 of the Master Agreement and at an annual rate not in excess of 0.25% of the average daily value of the net assets of Intermediate Bond Income Fund.

   If the foregoing correctly sets forth the agreement between the Trust and the Distributor, please so indicate by signing and returning to the Trust the enclosed copy hereof.


                                     Very truly yours,

                                           INTERMEDIATE BOND INCOME
                                           FUND, a Series of INTRUST FUNDS Trust



                                     By:
                                        Title:


The foregoing Plan and
Agreement is hereby agreed
to as of the date hereof:

BISYS FUND SERVICES


By:
      Title:

                             STOCK APPRECIATION FUND
                         A Series of INTRUST FUNDS Trust

                                3435 Stelzer Road
                              Columbus, Ohio 43219





November 25, 1996



BISYS Funds Services
3435 Stelzer Road
Columbus, Ohio 43219

              Rule 12b-1 Distribution Plan and Agreement Supplement


Dear Sirs or Madams:

   This will confirm the agreement between INTRUST FUNDS Trust (the "Trust") and BISYS Funds Services (the "Distributor") as follows:

   The Stock Appreciation Fund (the "Fund") is a series portfolio of the Trust which has been organized as a business trust under the laws of the State of Delaware and is an open-end management investment company. The Trust and the Distributor have entered into a Rule 12b-1 Distribution Plan and Agreement, dated November 25, 1996 (as from time to time amended and supplemented, the "Master Agreement"), pursuant to which the Distributor has agreed to pay broker-dealers and other financial intermediaries for rendering certain distribution related services, as more fully set forth therein. Certain capitalized terms used without definition in this Supplement have the meaning specified in the Master Agreement.

   The Trust agrees with the Sponsor as follows:

         Adoption of Master Agreement. The Master Agreement is hereby adopted for the Fund. The Fund shall be one of the "Funds" referral to in the Master Agreement; and its shares shall be a "Series" of shares as referred to therein.

         Payment of Fees. Payments pursuant to the Master Agreement and this Supplement are paid in accordance with paragraph 3 of the Master Agreement and at an annual rate not in excess of 0.25% of the average daily value of the net assets of Stock Appreciation Fund.

   If the foregoing correctly sets forth the agreement between the Trust and the Distributor, please so indicate by signing and returning to the Trust the enclosed copy hereof.


                                       Very truly yours,

                                    STOCK APPRECIATION FUND, a Series of

                                       INTRUST FUNDS Trust


                              By:
                                       Title:


The foregoing Plan and
Agreement is hereby agreed
to as of the date hereof:

BISYS FUND SERVICES


By:
       Title:

                        INTERNATIONAL MULTI-MANAGER FUND
                         A Series of INTRUST FUNDS Trust

                                3435 Stelzer Road
                              Columbus, Ohio 43219





November 25, 1996



BISYS Funds Services
3435 Stelzer Road
Columbus, Ohio 43219

              Rule 12b-1 Distribution Plan and Agreement Supplement


Dear Sirs or Madams:

   This will confirm the agreement between INTRUST FUNDS Trust (the "Trust") and BISYS Funds Services (the "Distributor") as follows:

   The International Multi-Manager Fund (the "Fund") is a series portfolio of the Trust which has been organized as a business trust under the laws of the State of Delaware and is an open-end management investment company. The Trust and the Distributor have entered into a Rule 12b-1 Distribution Plan and Agreement, dated November 25, 1996 (as from time to time amended and supplemented, the "Master Agreement"), pursuant to which the Distributor has agreed to pay broker-dealers and other financial intermediaries for rendering certain distribution related services, as more fully set forth therein. Certain capitalized terms used without definition in this Supplement have the meaning specified in the Master Agreement.

   The Trust agrees with the Sponsor as follows:

       Adoption of Master Agreement. The Master Agreement is hereby adopted for the Fund. The Fund shall be one of the "Funds" referral to in the Master Agreement; and its shares shall be a "Series" of shares as referred to therein.

       Payment of Fees. Payments pursuant to the Master Agreement and this Supplement are paid in accordance with paragraph 3 of the Master Agreement and at an annual rate not in excess of 0.25% of the average daily value of the net assets of International Multi-Manager Fund.

   If the foregoing correctly sets forth the agreement between the Trust and the Distributor, please so indicate by signing and returning to the Trust the enclosed copy hereof.


                                       Very truly yours,

                                             INTERNATIONAL MULTI-MANAGER FUND
                                             a Series of INTRUST FUNDS Trust


                                       By:
                                     Title:


The foregoing Plan and
Agreement is hereby agreed
to as of the date hereof:

BISYS FUND SERVICES


By:
      Title: